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NIQ Announces Strong Third Quarter 2025 Results, Exceeding Expectations for All Key Financial Metrics
•Delivered 7.2% revenue growth, or 5.8% organic constant currency (“OCC”), both of which were ahead of expectations
•Achieved 6.6% Intelligence OCC revenue growth and 6.6% Annualized Intelligence Subscription revenue growth; Activation revenue grew 2.3%
•Q3 net cash provided by operating activities was $272.2 million and NIQ generated $224.4 million of levered free cash flow, achieving majority of second half 2025 free cash flow guidance in Q3 alone
•Raising 2025 financial guidance; we now expect 5.5% - 5.6% OCC revenue growth, approximately 22% Adjusted EBITDA margin, and breakeven free cash flow for the full year, which is up $20 million versus the midpoint of previous outlook
CHICAGO, November 13, 2025 – NIQ Global Intelligence plc (NYSE: NIQ) (the “Company”, or “NIQ”), a leading global consumer intelligence company, today announced financial results for the third quarter ended September 30, 2025.
“Q3 was another strong quarter for NIQ, further proof of our business transformation yielding a strengthening financial profile”, said Jim Peck, Executive Chairman and Chief Executive Officer. “AI is a powerful accelerator within the NIQ Ecosystem, widening and deepening our data moat, enhancing client outcomes, and driving operational efficiency throughout our business. This is a strategic advantage that positions NIQ for long-term growth.”
“Our strong Q3 results beat expectations across the board - including 300 basis points of margin expansion and strong free cash flow inflection”, added Mike Burwell, Chief Financial Officer. “Our raised 2025 guidance calls for Q4 to be another strong quarter of durable revenue growth and significant margin expansion, and we now expect to deliver $280 million of levered free cash flow in the second half of 2025.”
Third Quarter 2025 Highlights
Financial:
•Total revenue grew 7.2% year-over-year to $1,052.6 million. Organic constant currency revenue grew 5.8%. Revenue growth was led by EMEA, which grew 8.8%.
•Organic constant currency Intelligence revenue grew 6.6%, and Annualized Intelligence Subscription revenue grew 6.6% to $2,797.5 million with 105% Intelligence Subscription Net Dollar Retention and 98% Gross Dollar Retention. Organic constant currency Activation revenue grew 2.3% to $564.0 million.
•Net loss and Adjusted Net Loss improved $16.1 million and $47.6 million for the three months ended September 30, 2025 compared to the three months ended September 30, 2024. Adjusted EBITDA growth accelerated to 24.9% resulting in $223.7 million. Adjusted EBITDA margin expanded by 300 basis points year-over-year to 21.3%.
•Net cash provided by operating activities was $110.0 million and grew $104.4 million year-over-year. Net working capital contributed $129.3 million of net cash inflows driven by improved days sales outstanding (“DSOs”) and positive effects from a vendor payment acceleration in the prior quarter.
•Free cash flow of $184.8 million grew $68.7 million year-over-year driven by higher profitability, improved net working capital, reduced interest expense and increased capital efficiency.
•As previously announced, in July, the Company generated aggregate net proceeds of $985.1 million from its initial public offering (“IPO”), increased and extended its revolving credit facility (“Revolver”) to $750.0 million, and refinanced and extended maturities on its USD and EUR Term Loan facilities by approximately 2.5 years to October 2030. These actions reduced total outstanding debt and lowered annualized interest expense by approximately $100.0 million. Strong Q3 financial performance triggered another interest spread step-down, generating an additional $9.0 million of annual interest savings.
Business:
Key CPG and retailer client developments, including:
•Delivered continued strong retention, including 105% Net Dollar Retention and 98% Gross Dollar Retention.
•Renewed collaboration with Sally Beauty to include NIQ’s Full View™ Measurement—the industry’s most comprehensive read of omnichannel beauty performance—and Expanded Omnishopper, delivering a more holistic view of today’s evolving beauty consumer.
•Entered strategic multi-year collaboration and retailer data sharing agreement with Wakefern Food Corporation, the largest retailer-owned supermarket cooperative in the United States.
New AI-enabled product launches & capabilities, including:
•Expanded BASES AI Screener to 11 countries and 129 categories, securing 18 clients within the first few months of launch.
•Capitalizing on our Gastrograph AI acquisition, we expanded capabilities for BASES AI Product Development, which drives clients' AI-enabled product formulation and development process. Initial clients have tested more than 500 product ideas in Q3.
•Leveraged proprietary, AI-driven data acquisition capabilities to expand NIQ Product Insights (NPI) measurement product in Canada, France, Germany and Ireland. NPI combines NIQ’s comprehensive market measurement with generative AI to deliver 27,000+ structured product attributes per SKU, addressing ~99% of consumers' product queries.
•Reached 3.8 trillion data records captured per week in AI-powered Connect data engine.

New entry and penetration into adjacent verticals & markets, including:
•As previously announced, we entered the supply chain vertical by acquiring leading Brazil-based SaaS company M-Trix.

Financial Summary & Operating Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions)	2025	2024	Y/Y Growth	2025	2024	Y/Y Growth
Reported revenue(1)	$1,052.6	$982.1	7.2%	$3,059.3	$2,929.8	4.4%
Organic constant currency revenue growth			5.8%			5.7%
Reported operating (loss) income	$(34.7)	$(15.9)	n/m	$20.4	$(75.3)	n/m
Reported net loss attributable to NIQ	$(198.6)	$(214.7)	7.5%	$(321.1)	$(625.1)	48.6%
Adjusted EBITDA(1)	$223.7	$179.1	24.9%	$627.3	$518.4	21.0%
Adjusted net income (loss)	$9.2	$(38.4)	n/m	$3.1	$(149.6)	n/m
Reported net cash provided by operating activities	$272.2	$128.2	n/m	$110.0	$5.6	n/m
Unlevered free cash flow	$296.8	$159.9	85.6%	$184.8	$116.1	59.2%
Cash paid for interest	$72.4	$103.4	(30.0)%	$239.9	$316.9	(24.3)%
Free cash flow	$224.4	$56.5	n/m	$(55.1)	$(200.8)	72.6%
* A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this release. Percentage changes that are not meaningful are presented as “n/m”.

(1) Metric is presented on an as-reported basis at actual FX rates.

Third Quarter 2025 Segment Results

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions)	2025	2024	Reported Growth	Organic CC Growth	2025	2024	Reported Growth	Organic CC Growth
Reported revenue(1)
Americas	$403.3	$383.1	5.3%	4.1%	$1,181.6	$1,136.8	3.9%	6.0%
EMEA	473.8	427.3	10.9%	8.8%	1,358.9	1,283.2	5.9%	7.1%
APAC	175.5	171.7	2.2%	2.3%	518.8	509.8	1.8%	1.9%
Total reported revenue	$1,052.6	$982.1	7.2%	5.8%	$3,059.3	$2,929.8	4.4%	5.7%

Reported revenue(1)
Intelligence	$855.3	$794.3	7.7%	6.6%	$2,495.3	$2,374.7	5.1%	6.8%
Activation	197.3	187.8	4.9%	2.3%	564.0	555.1	1.6%	1.1%
Total reported revenue	$1,052.6	$982.1	7.2%	5.8%	$3,059.3	$2,929.8	4.4%	5.7%

Adjusted EBITDA(1)
Americas	$115.8	$108.8	6%		$342.1	$303.3	13%
EMEA	147.5	110.4	34%		401.1	325.5	23%
APAC	30.1	35.7	(16)%		99.0	110.6	(10)%
Corporate	(69.7)	(75.8)	(8)%		(214.9)	(221.0)	(3)%
Total Adjusted EBITDA	$223.7	$179.1	25%		$627.3	$518.4	21%

Adjusted EBITDA margin(1)
Americas	29%	28%	30bps	29%	27%	230bps
EMEA	31%	26%	530bps	30%	25%	420bps
APAC	17%	21%	-360bps	19%	22%	-260bps
Total Adjusted EBITDA margin	21%	18%	300bps	21%	18%	280bps
* A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this release. (1) Metric is presented on an as-reported basis at actual FX rates.

Third Quarter Revenue Discussion

Revenue grew 7.2%, while organic constant currency revenue grew 5.8%. Our Q3 organic constant currency revenue growth was driven primarily by higher value based pricing as well as from upselling and cross-selling new capabilities and solutions, and penetrating adjacent and high-growth markets.

Americas: Q3 Americas segment revenues (as reported) increased by $20.2 million, or 5.3%, primarily driven by Intelligence revenue, which increased by $15.4 million, or 5.1%, for the three months ended September 30, 2025 compared to the three months ended September 30, 2024, due to strong renewals, expansion in core services, cross-selling new capabilities, and penetrating adjacent and high-growth markets. Activation revenue increased by $4.8 million, or 6.0% year-over-year driven by higher project demand and volumes. The acquisition of M-Trix and Gastrograph, along with favorable currency exchange rates, each contributed 0.6% to revenue growth.

EMEA: Q3 EMEA segment revenues (as reported) increased by $46.5 million, or 10.9%, primarily driven by growth in Intelligence revenue, which increased by $42.1 million, or 11.5%, for the three months ended September 30, 2025 compared to the three months ended September 30, 2024, due to strong renewals, expansion in core services, cross-selling new capabilities and penetrating adjacent and high-growth markets and favorable exchange rates. Activation revenue increased by $4.4 million, or 7.0%, year-over-year driven by higher project demand and volumes. The increase was partially offset by the sale of our ownership interest in Netquest, a consumer panel services provider acquired through our 2023 combination with GfK GmbH (“GfK”) and the deconsolidation of our Russian subsidiaries. Favorable currency exchange rates contributed 4.8% to revenue growth.

APAC: Q3 APAC segment revenues (as reported) increased by $3.8 million, or 2.2%, primarily driven by growth in Intelligence revenue, which increased $3.8 million, or 3.0%, for the three months ended September 30, 2025 compared to the three months ended September 30, 2024, due to strong renewals, expansion in core services, cross-selling new capabilities and penetrating adjacent and high-growth markets. Activation revenue grew $0.1 million, or 0.2%, driven by higher project demand and volumes. Unfavorable currency exchange rates contributed 0.1% to revenue decline.

Cash Flow

Cash flows provided by operating activities for the nine months ended September 30, 2025 was $110.0 million compared to $5.6 million in the same period of 2024, primarily driven by higher profitability and our debt refinancings from July 2024, January 2025, and August 2025 offset by timing related to items in net working capital. The net working capital was impacted by temporarily higher DSOs related to the GfK integration and higher annual performance based compensation driven by company over-performance in 2024. Capital expenditures for the nine months ended September 30, 2025 decreased to $165.1 million compared to $206.4 million in the same period of 2024 due to increased capital efficiency related to our new tech platform. Free cash flow for the nine months ended September 30, 2025 increased by $145.7 million, to $(55.1) million compared to $(200.8) million in the same period of 2024. The Company remains on track for significant free cash flow improvement in fiscal 2025, and we expect approximately $280 million to $285 million of free cash flow in the second half of 2025 driven primarily by year-over-year increases in revenue flow-through to Adjusted EBITDA, increased capital efficiency, improved tax efficiency and lower interest expense as a result of our IPO and our debt refinancings from July 2024, January 2025, and August 2025, the last of which is outlined below in “Liquidity, Capital Resources & Recent Financings”.

Liquidity, Capital Resources & Recent Financings

At September 30, 2025 the Company had Cash and cash equivalents of $446.3 million and $750.0 million of available capacity under its Revolver, for a total of $1,196.3 million of available liquidity. On July 11, 2025, we increased our Revolver capacity to $750.0 million. On July 24, 2025, the Company completed its IPO, in which the Company issued 50,000,000 ordinary shares at the initial public offering price of $21.00 per share. The Company received aggregate net proceeds of $985.1 million after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company and used a portion of these proceeds to repay approximately $533.4 million of outstanding borrowings under its Revolver. On August 12, 2025, we used approximately $387.4 million of the net proceeds from our initial public offering to repay in full the 2021 CAD Term Loan in the amount of C$122.6 million (approximately $89.0 million USD) and to repay €255.0 million (approximately $298.4 million USD) of the EUR Term Loan. This transaction reduced debt and extended the Term Loans' maturities by 2.5 years to October 2030 and reduced the Company's annualized interest expense run rate by approximately $100.0 million.

Reorganization Pursuant to IPO
On July 22, 2025, in connection with the IPO, NIQ became the direct parent of various entities that were created by Advent International to acquire the business of NIQ from Nielsen Holdings, including AI PAVE Dutchco I B.V. (“AI PAVE”) and the indirect parent of other intermediate holding companies, including AI PAVE Dutchco II B.V., AI PAVE Dutchco III B.V. (collectively, with AI PAVE, the “AI PAVE Entities”), and Intermediate Dutch Holdings B.V., a private company with limited liability organized under the laws of the Netherlands (“Dutch Holdings”) (the “Reorganization”). All holders of equity interests in AI PAVE became shareholders of NIQ.
The “Company,” “NIQ,” “we,” “us” and “our” means, prior to the Reorganization, Dutch Holdings and its consolidated subsidiaries and, after the Reorganization, NIQ Global Intelligence plc and its consolidated subsidiaries.
Prior to the effects of the Reorganization and IPO, the unaudited condensed consolidated financial statements present the historical financial information of Dutch Holdings. Subsequent to the Reorganization and IPO, the historical financial statements of the AI PAVE Entities and the historical consolidated financial statements of Dutch Holdings will be combined with the historical financial statements of NIQ and accounted for as a transaction between entities under common control, beginning with the financial statements as of and for the nine months ended September 30, 2025, which is the first reporting period following the Reorganization and IPO.

Fourth Quarter and Full Year 2025 Outlook
We are raising the fourth quarter and full year 2025 guidance for revenue, Adjusted EBITDA, Adjusted EBITDA margin, and free cash flow as follows:

	Fourth Quarter Guidance	Full Year Guidance
Revenue, as reported	$1,116M - $1,119M	$4,175M - $4,178M
Revenue growth:
as reported	7.0% - 7.3%	5.1% - 5.2%
organic constant currency	5.0% - 5.3%	5.5% - 5.6%
Adjusted EBITDA(1), as reported	$277M - $281M	$905M - $909M
Adjusted EBITDA(1) growth:
as reported	25% - 26%	22% - 23%
constant currency	25% - 26%	22% - 23%
Adjusted EBITDA margin(1), as reported	24.8% - 25.1%	21.7% - 21.8%
Free cash flow(1)	$55M - $60M	Breakeven
(1) Adjusted EBITDA, Adjusted EBITDA margin, and Free cash flow are non-GAAP financial measures.
Our outlook is based on a number of assumptions that are subject to change, many of which are outside of the control of the Company. The extent to which external factors affect our business and results of operations are inherently uncertain and depends on numerous evolving factors that we may not be able to accurately predict.

Earnings Webcast Information
In conjunction with this announcement, NIQ will host a conference call and webcast today at 8:30 a.m. ET to discuss business results for the quarter and certain forward-looking information. The live webcast and a replay of the webcast will be available at the Investor Relations section of NIQ’s website: https://investors.niq.com (live and replay).
About NIQ
NIQ is a leading consumer intelligence company, delivering the most complete understanding of consumer buying behavior and revealing new pathways to growth. Our global reach spans over 90 countries covering approximately 85% of the world’s population and more than $7.2 trillion in global consumer spend. With a holistic retail read and the most comprehensive consumer insights—delivered with advanced analytics through state-of-the-art platforms—NIQ delivers the Full View™. For more information, please visit www.niq.com.
Availability of Information on NIQ’s Website
Investors and others should note that NIQ routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the NIQ Investor Relations website. While not all of the information that the Company posts to the NIQ Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in NIQ to review the information that it shares on investors.nielseniq.com.

Forward-Looking Statements
These materials contain forward-looking statements. These forward-looking statements generally can be identified by references to future periods. These forward-looking statements address various matters including financial guidance and projected estimates including expectations regarding revenue, Adjusted EBITDA, Adjusted EBITDA margin, and free cash flow; statements about the Company's financial position, operating results, and other statements contained in this presentation that are not historical facts. Each forward-looking statement contained in these materials is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, that we derive a significant portion of our revenues from sales of our subscription-based products; if we are unable to attract and retain members of our management team, we may not be able to compete effectively and will not be able to expand our business; that design defects, errors, failures or delays associated with our products or services could negatively impact our business; that we rely on third parties to provide certain data, services and information technology and operations functions in connection with the provision of our current products and services; that we have identified material weaknesses in our internal control over financial reporting; uncertainty in the U.S. political and regulatory environment, including the U.S. federal government shutdown; if we are unsuccessful at investing in growth opportunities, our business could be materially and adversely affected; that the market for consumer measurement and business solutions products and services is highly competitive; if we cannot compete effectively, our revenues could decline and our business could be harmed, if we are not able to maintain a proprietary panel of a sufficient size and scope, or if the costs of establishing and maintaining our panel increase, our business could be harmed; that we have incorporated and are incorporating traditional AI, machine learning and generative AI into some of our products and that technology is new and developing and may present operational and reputational risks or result in liability or harm to our reputation, business or results of operations; that our international operations are exposed to risks which could impede growth in the future; that we are dependent on our relationship with our former parent company for certain aspects of our business; that our significant indebtedness could adversely affect our financial condition; that the terms of our indebtedness restrict our current and future operations, particularly our ability to respond to change or to take certain actions; and the risks identified under the heading “Risk Factors” in our final prospectus dated July 22, 2025, and filed with the Securities and Exchange Commission on July 24, 2025, as well as the other information we file with the SEC. We caution shareholders, potential investors, and other readers not to place considerable reliance on the forward-looking statements contained in this presentation. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in these materials speak only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Contacts

Investors: investor.relations@nielseniq.com

Media: media@nielseniq.com

NIQ Global Intelligence plc
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share and per share data)	2025	2024	2025	2024
Revenues	$1,052.6	$982.1	$3,059.3	$2,929.8

Operating expenses:
Cost of revenues (excluding depreciation and amortization shown separately below)	466.9	439.4	1,346.9	1,318.3
Selling, general and administrative expenses	454.9	396.1	1,229.7	1,197.5
Depreciation and amortization	166.9	154.4	469.2	447.6
Impairment of long-lived assets	—	1.1	1.1	28.4
Restructuring, net	3.9	13.6	8.9	34.0
Other operating income, net	(5.3)	(6.6)	(16.9)	(20.7)
Total operating expenses	1,087.3	998.0	3,038.9	3,005.1
Operating (loss) income	(34.7)	(15.9)	20.4	(75.3)
Interest expense, net	(78.2)	(101.4)	(256.9)	(315.3)
Foreign currency exchange (loss) gain, net	(18.9)	11.2	70.5	(2.9)
Nonoperating expense, net	(30.9)	(91.3)	(68.3)	(160.9)
Loss from continuing operations before income taxes	(162.7)	(197.4)	(234.3)	(554.4)
Income tax expense from continuing operations	(34.2)	(19.7)	(81.3)	(80.4)
Loss from continuing operations	(196.9)	(217.1)	(315.6)	(634.8)
Discontinued operations:
Income from discontinued operations before income taxes	—	3.3	—	12.5
Income tax expense from discontinued operations	—	—	—	—
Income from discontinued operations	—	3.3	—	12.5
Net loss	(196.9)	(213.8)	(315.6)	(622.3)
Less: Net income attributable to noncontrolling interests	1.7	0.9	5.5	2.8
Net loss attributable to NIQ	$(198.6)	$(214.7)	$(321.1)	$(625.1)

Basic and diluted earnings per share from:
Loss attributable to NIQ	$(0.70)	$(0.89)	$(1.25)	$(2.60)
Income from discontinued operations	—	0.01	—	0.05
Net loss attributable to NIQ	$(0.70)	$(0.88)	$(1.25)	$(2.55)

Weighted average basic and diluted NIQ ordinary shares outstanding	281,956,522	245,000,000	257,454,212	245,000,000

NIQ Global Intelligence plc
Condensed Consolidated Balance Sheets (Unaudited)

(in millions, except share and per share data)	September 30, 2025	December 31, 2024
Assets:
Current assets:
Cash and cash equivalents	$446.3	$266.2
Trade receivables, net	716.5	644.9
Other receivables	91.7	83.3
Prepaid expenses and other current assets	159.2	137.0
Current assets held for sale	—	62.8
Total current assets	1,413.7	1,194.2
Property and equipment, net	229.3	208.0
Operating lease right-of-use assets	192.4	179.6
Intangible assets, net	2,252.8	2,287.6
Goodwill	2,430.7	2,209.5
Deferred income taxes	22.2	22.2
Other noncurrent assets	287.6	271.7
Total assets	$6,828.7	$6,372.8

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$194.6	$217.1
Accrued expenses	603.4	605.3
Deferred revenues	324.1	273.4
Short-term debt and current portion of long-term debt	108.4	121.0
Other current liabilities	192.8	131.5
Current liabilities held for sale	—	17.3
Total current liabilities	1,423.3	1,365.6
Long-term debt	3,501.5	3,959.8
Operating lease liabilities	200.7	196.5
Deferred income taxes	122.0	109.1
Warrant liability	—	191.4
Other noncurrent liabilities	357.0	251.8
Total liabilities	5,604.5	6,074.2
Commitments and contingencies
Stockholders' equity:
Ordinary shares; €0.00001 nominal value per share, 1,500,000,000 ordinary shares authorized, 295,000,000 ordinary shares issued and outstanding as of September 30, 2025 and 245,000,000 ordinary shares issued and outstanding as of December 31, 2024	—	—
Preferred shares; €0.00001 nominal value per share, 150,000,000 preferred shares authorized, no shares issued and outstanding	—	—
Euro deferred shares; €1.00 nominal value per share, 25,000 Euro deferred shares authorized and issued, none outstanding as of September 30, 2025 and no shares authorized, issued or outstanding as of December 31, 2024	—	—
Paid-in capital	3,195.8	1,946.1
Accumulated deficit	(2,169.8)	(1,848.7)
Accumulated other comprehensive loss	(42.7)	(37.7)
Total NIQ stockholders' equity	983.3	59.7
Noncontrolling interests	240.9	238.9
Total stockholders' equity	1,224.2	298.6
Total liabilities and stockholders' equity	$6,828.7	$6,372.8

NIQ Global Intelligence plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Operating Activities:
Net loss	$(196.9)	$(213.8)	$(315.6)	$(622.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	166.9	154.4	469.2	447.6
Share-based compensation	50.5	1.3	53.3	3.2
Amortization of debt discount and debt issuance costs	11.8	16.0	41.1	50.4
Remeasurement of warrant to fair value	5.1	18.3	39.7	65.6
Impairment of long-lived assets	—	1.1	1.1	28.4
Provision for credit losses	0.4	1.7	2.7	3.6
Non-cash foreign currency exchange loss (gain), net	16.1	(9.0)	(69.1)	6.1
Loss (gain) on deconsolidation of subsidiaries and related adjustments	—	34.9	(5.2)	57.8
Write-off of unamortized debt discount and debt issuance costs	24.7	35.8	35.0	35.8
Loss (gain) on disposal of business	—	(3.3)	(4.9)	(12.4)
Deferred income taxes	0.3	(15.5)	0.3	(24.6)
Other operating activities, net	6.1	(7.9)	(1.1)	(18.4)
Changes in assets and liabilities:
Trade and other receivables, net	72.6	40.1	(21.8)	(22.3)
Prepaid expenses and other current assets	81.4	32.3	(39.4)	(33.3)
Accounts payable and other current liabilities	58.9	50.3	(42.2)	63.3
Operating leases, net	(2.8)	(4.5)	(7.2)	(7.6)
Other noncurrent assets and liabilities	(22.9)	(4.0)	(25.9)	(15.3)
Net cash provided by operating activities	272.2	128.2	110.0	5.6
Investing Activities:
Acquisition of businesses, net of cash acquired	(27.1)	—	(27.1)	20.2
Payment for asset acquisition	—	—	(11.3)	—
Proceeds from sale of business, net of cash disposed	—	3.0	67.7	315.6
Additions to property and equipment	(7.4)	(12.4)	(19.2)	(21.3)
Additions to intangible assets	(40.4)	(59.3)	(145.9)	(185.1)
Cash deconsolidated from previously controlled subsidiaries	—	(17.1)	—	(31.6)
Other investing activities, net	5.8	5.0	—	2.3
Net cash (used in) provided by investing activities	(69.1)	(80.8)	(135.8)	100.1
Financing Activities:
Proceeds from issuance of debt and borrowings under revolving credit facility	143.4	226.2	953.7	1,003.8
Repayments of debt and borrowings under revolving credit facility	(1,118.0)	(214.5)	(1,718.6)	(1,031.3)
Debt issuance costs paid	(13.5)	(6.0)	(16.0)	(7.6)
Proceeds from initial public offering, net of underwriters discounts and commissions	1,005.4	—	1,005.4	—
Payments of deferred offering costs	(6.2)	—	(8.4)	—
Finance leases	(12.9)	(7.5)	(20.7)	(17.3)
Cash dividends paid to noncontrolling interests	(0.1)	—	(3.5)	(10.3)
Other financing activities, net	(3.1)	(2.4)	7.4	6.3
Net cash (used in) provided by financing activities	(5.0)	(4.2)	199.3	(56.4)
Effect of exchange-rate changes on cash and cash equivalents	(13.7)	5.7	6.6	(5.4)
Net increase in cash and cash equivalents	184.4	48.9	180.1	43.9
Cash and cash equivalents at beginning of period	261.9	278.0	266.2	283.0
Cash and cash equivalents at end of period	$446.3	$326.9	$446.3	$326.9

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$72.4	$103.4	$239.9	$316.9
Cash paid for income taxes, net of refunds received	$38.4	$27.0	$98.6	$85.2

	For the Three and Nine Months Ended September 30,
	2025	2024
Supplemental Disclosures of Non-Cash Items:
Deferred offering costs included in accrued expenses	$13.7	$—
Reclassification of warrant from liability to equity	$231.1	$—
Capital expenditures in accounts payable	$5.5	$1.3
Select Defined Terms
Subscription Revenue: Defined as Annualized Revenue from subscription services associated with annual and multi-year contracts, and renewal licensing services within our Intelligence solutions; it excludes contracts and products, that are short-term in nature, which we define to mean less than 12 months in duration.
Annualized Revenue: Defined as average annualized monthly contract value revenue over the trailing twelve months. Newly acquired client revenue is calculated by (i) annualizing the first month with positive contract value, then (ii) annualizing the monthly average contract value between the second month and eleventh month with positive contract value, and then (iii) annualizing the average contract value across the trailing twelve months. Annualized Revenue is not a forecast and the active contracts at the end of a reporting period used in calculating Annualized Revenue may or may not be extended or renewed by our clients.
Net Dollar Retention (NDR): Represents the amount of annualized revenue that we generate from our existing clients.
Gross Dollar Retention (GDR): Represents the amount of prior period annualized revenue we have retained from existing clients in the current period. The calculation reflects only client losses and does not reflect client expansion or contraction.

Non-GAAP Financial Measures
We present Organic Constant Currency (“Organic CC”) Revenue and Revenue Growth, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Unlevered Free Cash Flow, Adjusted Net Loss and Adjusted Net Loss per Share in the tables below as supplemental measures of our operating performance and liquidity. We consider them to be important supplemental measures of our performance and liquidity and believe they are useful to securities analysts, investors, and other interested parties in their evaluation of our operating performance and liquidity. These measures reflect the results from the primary operations of our business by excluding the effects of certain items that we do not consider indicative of our core operations and ongoing operating performance.
Our financial statements are prepared and presented in accordance with GAAP. These non-GAAP financial measures are not presentations made in accordance with GAAP and should not be considered as an alternative to net income or loss, income or loss from operations, or any other performance measure prepared and presented in accordance with GAAP, or as an alternative to cash provided by operating activities as a measure of our liquidity. Consequently, our non-GAAP financial measures should be considered together with our unaudited condensed consolidated financial statements, which are prepared in accordance with U.S. GAAP.
This release includes forward-looking guidance for Adjusted EBITDA, Adjusted EBITDA margin, and free cash flow. We are not able to provide, without unreasonable effort, a reconciliation of the guidance for Adjusted EBITDA, Adjusted EBITDA margin, and free cash flow to the most directly comparable GAAP measure because we do not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) costs related to potential debt or equity transactions and (b) other non-recurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond our control and, as a result, we are unable to predict their probably significance. Therefore, because our management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP financial measures included in its fourth quarter and full year 2025 guidance.
Management has defined the following items to exclude in calculating certain non-GAAP financial measures presented in the tables below:
•Transformation costs - Consists of costs related to consultancy and advisory fees incurred to evaluate and improve organization efficiencies and operations. We exclude these costs as expenses may not be comparable during the transformation initiative as we progress toward an optimized operating model. These costs are primarily included in selling, general and administrative expenses.

•Merger and acquisition related costs - Represents non-recurring acquisition-related costs. We exclude these expenses as we believe they are not directly correlated to the underlying performance of our business operations and vary depending upon the timing of such transactions. These costs are primarily included in selling, general and administrative expenses.
•One-time compensation costs - Reflects acquisition-related retention bonus costs from acquisitions completed in 2021 and 2022. We exclude these expenses as we believe they are not directly correlated to the underlying performance of our business operations and vary depending upon the timing of such transactions. These costs are primarily included in selling, general and administrative expenses.
•Other one-time costs - Represents real estate costs due to office closures, software license redundancy expenses and other one-time costs. We exclude these expenses as we believe they are not directly correlated to the underlying performance of our business operations and vary depending upon the timing of such transactions. These costs are primarily included in selling, general and administrative expenses.
Organic Constant Currency Revenue and Organic Constant Currency Revenue Growth
Organic Constant Currency Revenue Growth is calculated by dividing (a) our Revenues for the applicable period after (i) excluding the impact of acquisitions and similar transactions until the one-year anniversary of such acquisition or similar transaction, (ii) excluding the impact from lost sales related to the Russia Deconsolidation, (iii) excluding the impact of divestitures, and (iv) excluding the impact of foreign currency exchange rates by translating local currency results to U.S. dollars at current period exchange rates as compared to prior period exchange rates, by (b) our Revenues for the prior comparable period. We believe Organic Constant Currency Revenue Growth provides investors with useful supplemental information about our revenue growth to assist in understanding the growth attributable to our core business, excluding the impact of currency fluctuation given the significant variability in revenues that can be driven by foreign currency exchange rates.
The following tables present Organic Constant Currency Revenue Growth for the three and nine months ended September 30, 2025 and 2024. We present Organic Constant Currency Revenue and Organic Constant Currency Revenue Growth as supplemental measures of our operating performance because they eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. Organic Constant Currency Revenue and Organic Constant Currency should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

	Three Months Ended September 30,			Growth/ (Decline)		Organic Constant Currency Revenue Growth
(in millions)	2025	2024	Revenue Growth	Inorganic Items	Foreign Exchange
Revenues	$1,052.6	$982.1	7.2%	0.9%	(2.3)%	5.8%
Revenue by segment:
Americas revenue	403.3	383.1	5.3%	(0.6)%	(0.6)%	4.1%
EMEA revenue	473.8	427.3	10.9%	2.7%	(4.8)%	8.8%
APAC revenue	175.5	171.7	2.2%	—%	0.1%	2.3%

	Nine Months Ended September 30,			Growth/ (Decline)		Organic Constant Currency Revenue Growth
(in millions)	2025	2024	Revenue Growth	Inorganic Items	Foreign Exchange
Revenues	$3,059.3	$2,929.8	4.4%	1.5%	(0.2)%	5.7%
Revenue by segment:
Americas revenue	1,181.6	1,136.8	3.9%	(0.2)%	2.3%	6.0%
EMEA revenue	1,358.9	1,283.2	5.9%	3.7%	(2.5)%	7.1%
APAC revenue	518.8	509.8	1.8%	—%	0.1%	1.9%

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
EBITDA is defined as net loss attributable to NIQ excluding interest expense, net, income tax expense from continuing operations and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for Transformation Program costs, GfK integration costs, acquisition and transaction related costs, impairment of long-lived assets, foreign currency exchange (gain) loss, net, loss (gain) from discontinued operations, nonoperating items, net, share-based compensation expense, and other operating items, net. Specifically, Adjusted EBITDA allows for an assessment of our operating performance without the effect of charges that do not relate to the core operations of our business. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenue. The following table shows EBITDA, and Adjusted EBITDA for the periods presented, and the reconciliation to their most comparable GAAP measure, Net Loss Attributable to NIQ, and Net Loss attributable to NIQ divided by Revenue, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net loss attributable to NIQ	$(198.6)	$(214.7)	$(321.1)	$(625.1)
Interest expense, net	78.2	101.4	256.9	315.3
Income tax expense from continuing operations	34.2	19.7	81.3	80.4
Depreciation and amortization	166.9	154.4	469.2	447.6
EBITDA	80.7	60.8	486.3	218.2
Transformation Program costs(1)	19.3	9.0	37.4	36.6
GfK integration costs(2)	12.4	21.1	29.0	57.1
Acquisitions and transaction related costs(3)	8.0	6.0	16.3	11.7
Impairment of long-lived assets(4)	—	1.1	1.1	28.4
Foreign currency exchange loss (gain), net(5)	18.9	(11.2)	(70.5)	2.9
Gain from discontinued operations(6)	—	(3.3)	—	(12.5)
Nonoperating items, net(7)	33.1	94.6	77.9	172.9
Share–based compensation(8)	50.5	1.3	53.3	3.2
Other operating items, net(9)	0.8	(0.3)	(3.5)	(0.1)
Adjusted EBITDA	$223.7	$179.1	$627.3	$518.4

Net loss attributable to NIQ divided by Revenue	(18.9)%	(21.9)%	(10.5)%	(21.3)%
Adjusted EBITDA Margin	21.3%	18.2%	20.5%	17.7%
Footnotes to the table above:
(1)Transformation Program costs represent employee separation costs and costs associated with consultancy and advisory fees incurred to evaluate and improve organizational efficiencies and operations. In addition, the Transformation Program includes costs associated with the accelerated technology investment that are incremental and redundant costs that will not recur after the Transformation Program is completed and are not representative of our underlying operating performance.
(2)GfK integration costs represent employee separation costs, consulting fees and integration costs associated with the GfK Combination.
(3)Acquisitions and transaction related costs represent costs incurred in connection with planned and completed acquisitions, including due diligence, transaction, integration and legal related costs. These costs also include preparation and readiness costs for capital market transactions.
(4)Impairment of long-lived assets represents impairment charges for operating lease right-of-use assets, property, plant and equipment and definite-lived intangible assets.
(5)Foreign currency loss (gain), net primarily reflects the translation movements on foreign currency denominated term loans as well as the impact of foreign exchange hedges.
(6)Gain from discontinued operations represents operations associated with the GfK European Consumer Panel Business that was divested in the Required GfK European Consumer Panel Services Divestiture to receive European regulatory approvals for the GfK Combination (see Note 4. “Discontinued Operations and Disposals” in the notes to unaudited condensed consolidated financial statements for additional information).
(7)Nonoperating items, net consists of adjustments primarily related to net periodic pension benefit, other than service cost, remeasurement of warrant to fair value, write-off of unamortized debt discount and debt issuance costs, deconsolidation of Russian subsidiaries, settlement of tax indemnification, factoring fees and other. The settlement of tax indemnification relates to certain taxes indemnified by Nielsen in connection with the 2021 Carve-Out Transaction. The initial amount was recorded as part of purchase accounting adjustments. Further adjustments are made to the tax indemnification as audit settlements or refunds are recorded.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Nonoperating items, net	$33.1	$94.6	$77.9	$172.9
Net periodic pension benefit, other than service cost	(1.2)	(0.5)	(3.4)	(1.5)
Remeasurement of warrant to fair value	5.1	18.3	39.7	65.6
Write-off of unamortized debt discount and debt issuance costs	24.7	35.8	35.0	35.8
Deconsolidation of Russian subsidiaries	—	34.9	(5.2)	57.8
Settlement of tax indemnification	1.0	—	5.4	—
Factoring fees	2.8	3.6	8.5	11.5
Other	0.7	2.5	(2.1)	3.7
(8)Share-based compensation consists of non-cash expense.
(9)Other operating items, net primarily consists of gain/loss on sale of long-lived assets and gain/loss on settlement of asset retirement obligations. We exclude these expenses because they are not closely tied to the core performance of our business and can cause fluctuations between periods due to the nature and timing of the expense or income. These costs are included in selling, general and administrative expenses as part of the condensed consolidated statements of operations.

The following table reconciles Adjusted EBITDA by segment to loss from continuing operations before income taxes, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Adjusted EBITDA by segment
Americas	$115.8	$108.8	$342.1	$303.3
EMEA	147.5	110.4	401.1	325.5
APAC	30.1	35.7	99.0	110.6
Total segment Adjusted EBITDA	293.4	254.9	842.2	739.4
Adjustments to reconcile to loss from continuing operations before income taxes:
Corporate expenses not allocated to segments	(69.7)	(75.8)	(214.9)	(221.0)
Depreciation and amortization	(166.9)	(154.4)	(469.2)	(447.6)
Interest expense, net	(78.2)	(101.4)	(256.9)	(315.3)
Transformation program costs(1)	(19.3)	(9.0)	(37.4)	(36.6)
GfK integration costs(2)	(12.4)	(21.1)	(29.0)	(57.1)
Acquisitions and transaction-related costs(3)	(8.0)	(6.0)	(16.3)	(11.7)
Foreign currency exchange (loss) gain, net	(18.9)	11.2	70.5	(2.9)
Nonoperating items, net(4)	(33.1)	(94.6)	(77.9)	(172.9)
Share-based compensation	(50.5)	(1.3)	(53.3)	(3.2)
Impairment of long-lived assets	—	(1.1)	(1.1)	(28.4)
Net income attributable to noncontrolling interests	1.7	0.9	5.5	2.8
Other operating items, net	(0.8)	0.3	3.5	0.1
Loss from continuing operations before income taxes	$(162.7)	$(197.4)	$(234.3)	$(554.4)
(1)Transformation program costs include employee separation costs as further discussed in Note 12. “Restructuring Activities” to our unaudited condensed consolidated financial statements, as well as additional costs associated with accelerated technology investment and consultancy and advisory fees incurred to evaluate and improve organizational efficiencies and operations.
(2)GfK integration costs include employee separation costs as further discussed in Note 12. “Restructuring Activities” to our unaudited condensed consolidated financial statements, as well as additional costs for consulting fees and integration associated with the GfK Combination.
(3)Acquisitions and transaction related costs represent costs incurred in connection with planned and completed acquisitions, including due diligence, transaction, integration and legal related costs. These costs also include preparation and readiness costs for capital market transactions.
(4)Consists of adjustments related to: (i) net periodic pension costs other than service cost, (ii) remeasurement of warrant fair value prior to equity reclassification, (iii) factoring fees, (iv) write-off of unamortized debt discount and debt issuance costs, (v) deconsolidation of subsidiaries, (vi) settlement of tax indemnification and (vii) other nonoperating expenses. See Note 16. “Nonoperating expense, net” to our unaudited condensed consolidated financial statements for further information on these adjustments.

Free Cash Flow and Unlevered Free Cash Flow
Free Cash Flow is defined as net cash used in operating activities less cash paid for capital expenditures. Unlevered Free Cash Flow is defined as Free Cash Flow less cash paid for interest. Management believes Free Cash Flow and Unlevered Free Cash Flow, in conjunction with Cash from Operations, can be useful to investors as an indicator of liquidity since capital expenditures are a necessary component of ongoing operations. Management believes that capital expenditures are essential to our innovation and maintenance of our operational capabilities. The following tables show Free Cash Flow and Unlevered Free Cash Flow for the periods presented, and the reconciliation to its most comparable U.S. GAAP measure, net cash used in operating activities, for the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net cash provided by operating activities	$272.2	$128.2	$110.0	$5.6
Cash paid for capital expenditures	(47.8)	(71.7)	(165.1)	(206.4)
Free Cash Flow	$224.4	$56.5	$(55.1)	$(200.8)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Free Cash Flow	$224.4	$56.5	$(55.1)	$(200.8)
Cash paid for interest	72.4	103.4	239.9	316.9
Unlevered Free Cash Flow	$296.8	$159.9	$184.8	$116.1

Free Cash Flow increased by $167.9 million and $145.7 million for the three and nine months ended September 30, 2025, as compared to the nine months ended September 30, 2024 due to improved profitability as evidenced by a higher Adjusted EBITDA, lower transformation costs, and lower cash paid for interest from post-IPO refinancing. See the “Condensed Consolidated Statements of Cash Flows” in the unaudited condensed consolidated financial statements for additional information.

Adjusted Net Loss and Adjusted Net Loss Per Share
Adjusted Net Loss is defined as Net Loss Attributable to NIQ excluding special items deemed not to be reflective of ongoing or core operations. Adjusted Net Loss per Share is defined as Adjusted Net Loss divided by the Weighted Average Shares Outstanding.
Adjusted Net Loss and Adjusted Net Loss Per Share are used by management and can be useful to investors as an indicator of our core business performance. Management uses these metrics to analyze business operations and to adjust net loss for items we believe do not accurately reflect our core business or that relate to non-cash expenses or noncontrolling interests.

The following tables shows Adjusted Net Loss and Adjusted Net Loss Per Share, for the periods presented, and the reconciliation to their most comparable GAAP measure, Net Loss attributable to NIQ and Earnings Per Share, respectively, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share and per share data)	2025	2024	2025	2024
Net loss attributable to NIQ	$(198.6)	$(214.7)	$(321.1)	$(625.1)
Adjustments to net loss attributable to NIQ
Transformation Program costs(1)	19.3	9.0	37.4	36.6
Amortization of certain intangible assets(2)	72.5	68.6	209.7	212.0
GfK integration costs(3)	12.4	21.1	29.0	57.1
Acquisitions and transaction related costs(4)	8.0	6.0	16.3	11.7
Impairment of long-lived assets(5)	—	1.1	1.1	28.4
Foreign currency exchange loss (gain), net(6)	18.9	(11.2)	(70.5)	2.9
Nonoperating items, net(7)	30.3	91.0	69.4	161.4
Share-based compensation (8)	50.5	1.3	53.3	3.2
Other operating items, net(9)	0.8	(0.3)	(3.5)	(0.1)
Total Adjustments to net loss attributable to NIQ	212.7	186.6	342.2	513.2
Tax effect of above adjustments(10)	(4.9)	(7.0)	(18.0)	(25.2)
Gain from discontinued operations(11)	—	(3.3)	—	(12.5)
Adjusted Net Income (loss) attributable to NIQ	$9.2	$(38.4)	$3.1	$(149.6)

Basic and diluted loss per share:
Loss attributable to NIQ	$(0.70)	$(0.88)	$(1.25)	$(2.55)

Basic and diluted Adjusted Net Income (loss) per share:
Income (loss) attributable to NIQ	$0.03	$(0.16)	$0.01	$(0.61)

Weighted average basic and diluted NIQ ordinary shares outstanding	281,956,522	245,000,000	257,454,212	245,000,000
Footnotes to the table above:
(1)Transformation Program costs represent employee separation costs and costs associated with consultancy and advisory fees incurred to evaluate and improve organizational efficiencies and operations. The costs associated with the accelerated technology investment are incremental and redundant costs that will not recur after the Transformation Program is completed and are not representative of our underlying operating performance.
(2)Amortization of certain intangible assets consists of amortization costs of intangible assets which were recorded as part of purchase accounting. We exclude the impact of amortization of acquired intangible assets as companies utilize intangible assets with different estimated useful lives and have different methods of amortizing intangible assets. Furthermore, the timing and magnitude of business combination transactions are not predictable, and the purchase price allocated to amortizable intangible assets is unique to each acquisition and can vary significantly from period to period and across companies. These costs are included in depreciation and amortization as part of the Consolidated Statements of Operations.
(3)GfK integration costs represent employee separation costs, consulting fees and integration costs associated with the GfK Combination.
(4)Acquisitions and transaction related costs represent costs incurred in connection with planned and completed acquisitions, including due diligence, transaction, integration and legal related costs. These costs also include preparation and readiness costs for capital market transactions.
(5)Impairment of long-lived assets represents impairment charges for operating lease right-of-use assets, property, plant and equipment and definite-lived intangible assets.
(6)Foreign currency exchange loss (gain), net reflects the translation movements on foreign currency denominated term loans as well as the impact of foreign exchange hedges.
(7)Nonoperating items, net consists of adjustments primarily related to net period pension benefit, other than service cost, remeasurement of warrant to fair value, write-off of unamortized debt discount and debt issuance costs, deconsolidation of Russian subsidiaries, settlement of tax indemnification, and other. The settlement of tax indemnification relates to certain taxes indemnified by Nielsen in connection with the 2021 Carve-Out Transaction. The initial amount was recorded as part of purchase accounting adjustments. Further adjustments are made to the tax indemnification as audit settlements or refunds are recorded.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Nonoperating items, net	$30.3	$91.0	$69.4	$161.4
Net periodic pension benefit, other than service cost	(1.2)	(0.5)	(3.4)	(1.5)
Remeasurement of warrant to fair value	5.1	18.3	39.7	65.6
Write-off of unamortized debt discount and debt issuance costs	24.7	35.8	35.0	35.8
Deconsolidation of subsidiaries	—	34.9	(5.2)	57.8
Settlement of tax indemnification	1.0	—	5.4	—
Other	0.7	2.5	(2.1)	3.7
(8)Share-based compensation consists of non-cash expense.
(9)Other operating items, net primarily consists of gain/loss on sale of long-lived assets, and gain/loss on settlement of asset retirement obligations. We exclude these expenses because they are not closely tied to the core performance of our business and can cause fluctuations between periods due to the nature and timing of the expense or income. These costs are included in selling, general and administrative expenses as part of the condensed consolidated statements of operations.
(10)Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. The non-GAAP tax rate was 76.8% and (232.5)% for the three months ended September 30, 2025 and 2024, respectively, and 91.6% and (250.8)% for the nine months ended September 30, 2025 and 2024, respectively. Our statutory rate is evaluated annually.
(11)Gain from discontinued operations represents operations associated with the Consumer Panel Business that was divested in the Required GfK European Consumer Panel Services Divestiture to receive European regulatory approvals for the GfK Combination (see Note 4. “Discontinued Operations and Disposals” in the notes to unaudited condensed consolidated financial statements for additional information).

Source: NIQ Global Intelligence plc

NIQ-IR